Exhibit 5.1

[Letterhead of Covington & Burling LLP]

April 18, 2012

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

Ladies & Gentlemen:

We have acted as counsel to SandRidge Energy, Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Part I of Appendix A hereto (the “Guarantors”), in connection with the filing by the Company and the Guarantors of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement is herein referred to as the “Registration Statement”).

The Registration Statement relates to the registration by the Company and the Guarantors under the Act of the offer and sale from time to time, pursuant to Rule 415 under the Act, by:

(i)	the Company of (a) debt securities, which may be either senior or subordinated and may be issued in one or more series, consisting of debentures, notes, bonds or other evidences of indebtedness (the “Debt Securities”), (b) shares (the “Primary Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (c) shares of the Company’s preferred stock, par value $0.001 per share, in one or more series (the “Preferred Stock”) and (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(ii)	the Guarantors of guarantees of the Debt Securities (the “Guarantees”); and

(iii)	the selling stockholders named in the Registration Statement from time to time (the “Selling Stockholders”) of up to 73,961,554 shares of Common Stock (the “Resale Shares”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed further that other than the Guarantors listed on Part II of Appendix A hereto (collectively, the “Delaware Guarantors”), each Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power, authority and legal right to execute, deliver and perform its obligations under the Guarantees. We note that you are relying (i) with respect to all matters of Texas law, on an opinion of Philip T. Warman, Senior Vice President, General Counsel and Corporate Secretary for the Company, dated as of the date hereof, which opinion is filed as Exhibit 5.2 to the Registration Statement and (ii) with respect to all matters of Louisiana law, on an opinion of Thompson & Knight LLP, dated as of the date hereof, which opinion is filed as Exhibit 5.3 to the Registration Statement.

We have assumed further that the Debt Securities, Guarantees (if applicable), Primary Shares, Preferred Stock and Warrants, in each case as issued and delivered, will comply with all requirements and restrictions, if any, applicable to the Company and Guarantors, respectively, whether imposed by any agreement or instrument to which the Company or any Guarantor is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or any Guarantor or otherwise.

We have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantors, and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that when, as and if:

1.

with respect to the Debt Securities and the Guarantees, (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) an indenture substantially in the form of Exhibit 4.15 or 4.16 relating to such Debt Securities and, if applicable, the Guarantees, has been duly executed and delivered on behalf of the Company, the Guarantors, if applicable, and a trustee (the “Trustee”) qualified to act as such under applicable law and such indenture has been qualified under the Trust Indenture Act of 1939, as amended, (iii) all necessary action has been taken by the Company and, if applicable, the Guarantors to authorize the form, terms, execution and delivery of the Debt Securities and the Guarantees, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, (v) the Debt Securities and, if applicable, the Guarantees, have been duly executed by the Company and the Guarantors and authenticated by the Trustee in accordance with the applicable indenture and have been duly issued and delivered against payment therefor in accordance with such action and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Debt Securities and the Guarantees and the plan of distribution and (vi) any shares of Common Stock or other securities issuable upon the conversion of the Debt Securities, if applicable, have been duly and validly authorized and reserved for issuance, then, upon the happening of such events, the Debt Securities and, if applicable, the Guarantees will constitute the valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

2.	with respect to the Primary Shares, (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize the issuance and sale of the Primary Shares and to fix or otherwise determine the consideration to be received for the Primary Shares, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, (iv) the Primary Shares have been duly issued and sold by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Primary Shares and the plan of distribution, and assuming (v) at the time of issuance of the Primary Shares the Company has a sufficient number of authorized but unissued shares of Common Stock under its certificate of incorporation, then, upon the happening of such events, the Primary Shares will be duly authorized and validly issued, fully paid and non-assessable;

3.	with respect to the Preferred Stock, (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of the Preferred Stock and to authorize the issuance and sale of the Preferred Stock of such series and to fix or otherwise determine the consideration to be received for the Preferred Stock of such series, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, (iv) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed in accordance with applicable law, (v) the Preferred Stock with terms so fixed has been duly issued and sold by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Preferred Stock and the plan of distribution, and assuming (vi) at the time of issuance of the Preferred Stock of such series the Company has a sufficient number of authorized but unissued shares of Preferred Stock of such series under its certificate of incorporation, then, upon the happening of such events, the Preferred Stock will be duly authorized and validly issued, fully paid and non-assessable; and

4.	with respect to the Warrants, (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws, (ii) all necessary corporate action has been taken by the Company to authorize and approve the form, terms and issuance of the Warrants and to fix or otherwise determine the consideration to be received for the Warrants, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, (iv) any Debt Securities or shares of Common Stock or Preferred Stock purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale and (v) the Warrants have been duly executed and sold by the Company against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In addition, based upon the foregoing, we are of the opinion that the Resale Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bar of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP

Appendix A

Part I

Guarantors

Bandon Oil and Gas GP, LLC

Bandon Oil and Gas, LP

DBH, LLC

Dynamic Offshore Resources NS Acquisition, Inc.

Dynamic Offshore Resources NS Parent, Inc.

Dynamic Offshore Resources NS, LLC

Dynamic Offshore Resources, LLC

Integra Energy, L.L.C.

Lariat Services, Inc.

SandRidge Exploration and Production, LLC

SandRidge Holdings, Inc.

SandRidge Midstream, Inc.

SandRidge Offshore, LLC

SandRidge Onshore, LLC

SandRidge Operating Company

SandRidge Tertiary, LLC

SPN Resources, LLC

Part II

Delaware Guarantors

Bandon Oil and Gas GP, LLC

Bandon Oil and Gas, LP

DBH, LLC

Dynamic Offshore Resources NS Acquisition, Inc.

Dynamic Offshore Resources NS Parent, Inc.

Dynamic Offshore Resources, LLC

SandRidge Exploration and Production, LLC

SandRidge Holdings, Inc.

SandRidge Offshore, LLC

SandRidge Onshore, LLC